Exhibit 4(m)
                                  CERTIFICATE OF AMENDMENT
                                             OF
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                             OF
                            SERIES G CONVERTIBLE PREFERRED STOCK
                                             OF
                                      NCT GROUP, INC.

     NCT GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said Board of Directors at a special meeting duly held on March 10, 2000, adopted a resolution providing for the issuance of a total of Five Thousand (5,000) shares of Series G Convertible Preferred Stock (the "Series G Preferred Stock"), and providing for the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, which Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock of the Corporation (the "Certificate of Designations") was filed with the Secretary of State of the State of Delaware on March 6, 2000, as corrected on March 10, 2000;

     SECOND: Further, that the Board of Directors of the Corporation, by the written consent of all of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Designations. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that section 4(b) of the Certificate of Designations be deleted and amended to read in its entirety as follows:

     (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series G Preferred Shares pursuant to Section 4(a) shall be determined according to the following formula (the "Conversion Rate"):

                     Stated Value           =     Number of Shares
                   Conversion Price               of Common Stock

Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to issue in excess of Twenty-four Million (24,000,000) shares of Common Stock upon conversion of Series G Preferred Shares or such lesser amount as determined on a pro-rata basis based upon the number of Series G Preferred Shares issued and outstanding (the "Maximum Share Issuance Amounts"). If the sum computed by such Conversion Rate exceeds 24,000,000 shares of Common Stock, the Corporation shall, within five (5) business days after receiving the Conversion Notice for which the conversion would exceed the Maximum Share Issuance Amount, either (1) redeem, in accordance with Section 5, the Series G Preferred Shares which may not be converted due to the Maximum Share Issuance Amount, as described in the preceding sentence, or (2) amend this Certificate of Designations to provide for a Maximum Shares Issuance Amount which will permit the conversion of all outstanding Series G Preferred Shares.

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

          (i)   "Conversion   Price"   means,   with  respect  to  any  date  of
     determination, the lower of the Fixed Conversion Price (as defined below) and the Variable Conversion Price (as defined below);

          (ii) "Fixed Conversion Price" means $0.71925.

          (iii) "Variable Conversion Price" means the amount obtained by multiplying 0.8 by the average Closing Bid Prices (as defined below) for the Common Stock for the five consecutive trading days immediately preceding the relevant date.

          (iv) "Closing Bid Price" means, for any security as of any date, the last closing bid price on the NASDAQ National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NASDAQ-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

     THIRD: That section 4(b) of the Certificate of Designations is hereby deleted and amended to read in its entirety as follows:

          (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series G Preferred Shares pursuant to
     Section 4(a) shall be determined according to the following formula (the "Conversion Rate"):

                         Stated Value           =     Number of Shares
                       Conversion Price               of Common Stock

Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to issue in excess of Twenty-four Million (24,000,000) shares of Common Stock upon conversion of Series G Preferred Shares or such lesser amount as determined on a pro-rata basis based upon the number of Series G Preferred Shares issued and outstanding (the "Maximum Share Issuance Amounts"). If the sum computed by such Conversion Rate exceeds 24,000,000 shares of Common Stock, the Corporation shall, within five (5) business days after receiving the Conversion Notice for which the conversion would exceed the Maximum Share Issuance Amount, either (1) redeem, in accordance with Section 5, the Series G Preferred Shares which may not be converted due to the Maximum Share Issuance Amount, as described in the preceding sentence, or (2) amend this Certificate of Designations to provide for a Maximum Shares Issuance Amount which will permit the conversion of all outstanding Series G Preferred Shares.

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

          (i)   "Conversion   Price"   means,   with  respect  to  any  date  of
     determination, the lower of the Fixed Conversion Price (as defined below) and the Variable Conversion Price (as defined below);

          (ii) "Fixed Conversion Price" means $0.71925.

          (iii) "Variable Conversion Price" means the amount obtained by multiplying 0.8 by the average Closing Bid Prices (as defined below) for the Common Stock for the five consecutive trading days immediately preceding the relevant date.

          (iv) "Closing Bid Price" means, for any security as of any date, the last closing bid price on the NASDAQ National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the NASDAQ-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

     FOURTH: That the amendment effected herein was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Designations to be signed by Cy E. Hammond, its Senior Vice President and Chief Financial Officer, as of the 26th day of September, 2000.

                                 NCT GROUP, INC.



                              By:   /s/ Cy E. Hammond
                                    -------------------------------
                                    Senior Vice President and
                                    Chief Financial Officer


ATTEST:

By:   /s/ Irene Lebovics
      -------------------------------
      Irene Lebovics, Secretary